Jorden Burt Boros Cicchetti Berenson & Johnson LLP
                                Suite 400 East
                      1025 Thomas Jefferson Street, N.W.
                            Washington, D.C.  20007
                                (202) 965-8100

                                April 30, 1999

The Lou Holland Trust
35 West Wacker Drive
Suite 3260
Chicago, Illinois 60601

      RE:   The Lou Holland Trust
            Post-Effective Amendment No. 5 to the Registration Statement on Form N-1A
            File Nos. 333-00935; 811-7533

Ladies and Gentlemen:

      We have acted as special counsel to The Lou Holland Trust, a Delaware business trust, regarding the federal securities laws applicable to the above-captioned Registration Statement. We hereby consent to the reference to us in the Registration Statement filed today with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                      Very truly yours,

                      /s/ Jorden Burt Boros Cicchetti Berenson & Johnson LLP Jorden Burt Boros Cicchetti Berenson & Johnson LLP